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Joy Global Inc.
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Employee Letter
July 21, 2016
Announcement: Agreement to be Acquired by Komatsu

All,

Today we are announcing that we have entered into an agreement to be acquired by Komatsu.

As you are aware, we have been navigating extremely challenging conditions in our industry with a focus on creating growth in a tough market. We have strategically invested in new markets, products, services and technologies to create growth, and are optimizing our processes through Joy Operational Excellence initiatives. Together we have worked hard to drive cost out of our business and monetize non-cash assets. We have also made extremely difficult decisions to close facilities, eliminate jobs and freeze salaries/wages in an effort to better match our business with current and future market demand.

These efforts allowed us to provide value for our stakeholders despite the continued challenges of decreased customer demand and the structural changes we have seen in the US and China coal industries. Our diversification into hard rock is progressing and has been well-received by our customers, but not fast enough to balance the loss from the coal business. Our success in these efforts have been recognized, but given the ongoing headwinds in our industry and the business outlook, our Board of Directors believes this transaction is the best path forward to maximize shareholder value, provide better support for customers, create growth opportunities for employees, and position our company for long-term success.

Based in Japan with U.S. headquarters in Rolling Meadows, Illinois, Komatsu is a world leader in technology, service and innovation as a manufacturer and supplier of earth-moving equipment for construction and mining. Our highly complementary products and services will help both companies strengthen our position in the marketplace to beat our largest global competitors. Komatsu does not have an underground mining presence and is extremely interested in building on our capabilities in this segment, especially as it relates to accelerating our expansion into hard rock applications. Combining our complementary surface products will allow us to offer a broader line of full-system surface solutions.

Komatsu and Joy Global share similar cultures and values, including the pursuit of zero harm, maximizing productivity and reducing lifecycle costs for our customers. We share the fundamental strategies of direct sales and service, as well as optimizing customer operations using connected data systems, analytics and automation. Today, both Komatsu and Joy Global have remote monitoring systems, and combined we will enhance our ability to use data and information to help customers. Our companies have a mutual commitment to innovation, operational excellence, and social and environmental responsibility.

In the acquisition agreement, Komatsu has stated that it will operate Joy Global as a separate subsidiary and intends to retain the strength of the Joy Global brand names.

The announcement today is a major milestone and will be followed by regulatory reviews and approvals. Until the transaction closes, which is expected to take place by mid-2017, Komatsu and Joy Global will continue to operate as separate, standalone companies in the marketplace. What that means for you is that until the acquisition officially closes, we will conduct business as usual at Joy Global. Your focus should continue to be on working safely and efficiently in executing our strategies and delivering the same exceptional products and service our customers have come to expect from us.

I recognize that you may have additional questions and we are committed to keeping you informed throughout the process. I have attached our press release and an FAQ document to help address some of the immediate questions you may have. In addition, the leadership team will be hosting regional employee town hall meetings in the coming days, we will be providing you with key documents to share with your customers and other business partners, and the communications team is working on a way for employees to submit questions throughout the process.

As a result of today's announcement, you are likely to see increased media attention focused on Joy Global. It is important for us to speak with one voice, so I am asking everyone to forward any inquiries from the media to Caley Clinton, Manager of PR and Advertising at +1-414-712-9728 or caley.clinton@joyglobal.com. Inquiries from analysts and investors should be directed to Sandy McKenzie at +1-414-319-8506 or sandy.mckenzie@joyglobal.com.

The leadership team and I are excited about the opportunities this transaction will bring for you and our business. I know I speak for the entire team in expressing my sincere appreciation for your hard work and commitment. I am proud of all that we have accomplished together and confident in the accelerated growth and success that will come from being part of a larger, stronger business.

Thank you for your continued dedication and support.

Sincerely,

Ted Doheny
President & CEO

Additional Information and Where to Find It
Joy Global Inc. ("Joy Global") intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Joy Global stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC's website at www.sec.gov.

Certain Information Concerning Participants
Joy Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Joy Global investors and security holders in connection with the contemplated transactions. Information about Joy Global's directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC's website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Joy Global intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking information about Joy Global, Komatsu Limited and Komatsu America Corporation and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "intend" or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Joy Global and its subsidiaries. Joy Global cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Joy Global stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Joy Global and its management; the effect of announcement of the transaction on Joy Global's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of commodities; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Joy Global's information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Joy Global's Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Joy Global's Quarterly Reports on Form 10-Q and other documents filed by Joy Global with the SEC after the date thereof. Joy Global makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Employee FAQs
July 21, 2016

Until the acquisition closes, which we expect by mid-2017, Joy Global and Komatsu will continue to operate as separate, standalone companies in the marketplace. You should not speak with Komatsu employees outside of normal interactions and you should not discuss business transactions or speculate on any integration details with anyone you may know from Komatsu.

Today's announcement will have no impact on your day-to-day responsibilities and it remains business as usual.

1.	Who is Komatsu and what do they do?
•	Komatsu is a world leader in technology, service and innovation as a manufacturer and supplier of earth-moving equipment for construction and mining.
•	With nearly a century of innovation and superior customer service, Komatsu has operations in 151 nations and more than 47,000 employees globally.
•	Komatsu is a public company, headquartered in Tokyo, Japan with U.S. headquarters in Rolling Meadows, Illinois, that is traded on the Tokyo Stock Exchange under the ticker 6301.

2.	Why is Komatsu acquiring Joy Global?
•	As you are aware, the mining industry is facing continued challenging market conditions including oversupplied commodities and reduced demand for our customers' products.
•	This acquisition is a natural fit that brings together two companies with similar values and cultures.
•	Highly complementary products and services will help both companies strengthen our position to better compete in the marketplace.
•
Komatsu does not have an underground mining presence and is extremely interested in building on our capabilities in this segment, especially as it relates to accelerating our expansion into hard rock applications.

•	Combining our complementary surface products will also allow us to offer a broader line of full-system surface solutions.
•	Our companies have a mutual commitment to innovation, operational excellence and optimizing customer operations using connected data systems, analytics and automation.
•	We have a high regard for each other and believe this is the right partnership to meet the evolving needs of our industry.

3.	What are the mutual advantages of the acquisition?
•	As a combined organization, we will be able to offer a broader line of industry-leading drilling, earthmoving, loading and hauling systems and solutions. More specifically, together we will:
○	Leverage the companies' complementary hard rock technologies to accelerate this growth opportunity;
○	Offer a broader system of surface solutions including draglines, electric rope shovels, hydraulic excavators, blasthole drills, haul trucks, bulldozers, motor graders and wheel loaders;
○	Build on Joy Global's proven smart mining systems and solutions, and work together to expand opportunities in fleet optimization, monitoring and automation;
○	Combine Joy Global's crushing and conveying with Komatsu's tunneling capabilities for a broad line of material handling solutions for both construction and mining;
○	Strengthen Komatsu's construction segment with Joy Global's Montabert attachments; and
○	Become leaders in the industry with our combined direct service model and expanded global coverage.
•	The combination will enhance our ability to use data and information to help customers.
•	A stronger financial position will enable more flexibility and greater access to capital for future growth.

4.	What are the similarities between Joy Global's and Komatsu's cultures?
•	Both organizations have highly professional workforces, dedicated to providing customers with unmatched service and expertise.
•	Komatsu and Joy Global both deeply value the pursuit of zero harm, maximizing productivity and reducing lifecycle costs as top priorities for operations and our customers.
•	Our companies have a mutual commitment to innovation, operational excellence, and social and environmental responsibility.

5.	What is the timeline and what can I expect until the acquisition closes?
•	The full process for completing the acquisition will take some time and is expected to be completed by mid-2017.
•	Until that time, we will be operating as a separate, standalone company and it will be business as usual at Joy Global.
•	We are counting on you to continue to deliver the same exceptional products and excellent service our customers have come to expect from us.

6.	What will the company be named?
•	While this announcement is an important milestone, it is still too early in this process to know all of the details.
•	Komatsu has stated that they intend to operate Joy Global as a separate subsidiary of Komatsu, and that they will retain the Joy Global brand names.
•	We will continue to update you regularly with additional information as we move forward.

7.	What will the new organizational structure look like?
•	Joy Global will be a separate subsidiary of Komatsu, but at this time, it is too early to speculate about any new structure.
•	Please remember that integration processes take time and we are still in the very early days.
•	Komatsu has a proven track record of successfully acquiring and growing brands, and we are confident the same will be true for Joy Global.
•	We will continue to update you regularly with additional information as we move forward.

8.	What does this mean for Joy Global employees?
•	Komatsu has stated that they are committed to the long-term growth of Joy Global and hold Joy Global's products, service and people in high regard.
•	While this announcement is an important milestone, it is still too early in this process to know all of the details.
•	What we do know is that today's announcement should have no immediate impact on your day-to-day responsibilities.
•	It is essential that we continue business as usual from now until the close of the transaction.
•
Overall, we believe the two companies are a highly complementary fit, and many employees will benefit from the opportunities that come with being part of a larger, more diversified company with the scale and resources to be a strong leader in today's rapidly evolving marketplace.

9.	Will there be layoffs as a result of this acquisition?
•	It is much too soon to know specific impacts on headcount or facilities and there are still many details to work through to complete the acquisition.
•	That said, Komatsu has great respect for our company and recognizes the value of our employees.
•	They are very interested in our global footprint and our world-class manufacturing and service facilities.
•
As we bring these two companies together, opportunities will be evaluated to create a greater combined company that builds on our past successes. Overall, we expect this acquisition to provide numerous opportunities for employees.

•	We recognize that job security and compensation are on the minds of our employees and we are committed to keeping you informed as we move through this process.

10.	Will my role and responsibilities change?
•	Until the acquisition closes, which we expect by mid-2017, Joy Global and Komatsu will continue to operate as separate, standalone companies in the marketplace.
•	Today's announcement will have no impact on your day-to-day responsibilities and it remains business as usual.
•	As stated above, we are counting on you to continue to execute on our strategies, and deliver the same exceptional products and excellent service our customers have come to expect from us.

11.	Will there be changes to my salary, bonus and benefits (health, 401K, etc.)?
•	Until we complete the acquisition, Komatsu and Joy Global will remain separate, standalone companies and your compensation and benefits will continue in the ordinary course.
•
Following the closing of the acquisition, the terms and conditions of employment for our union employees will continue to be governed by the applicable agreements between Joy Global and the trade unions.

•	For non-union employees, Komatsu has agreed to provide Joy Global employees who continue employment with Komatsu in the one-year period following the closing with:
○	A base salary or wage rate that is no less favorable than that which is currently provided to employees immediately prior to the closing; and
○	Incentive compensation opportunities and employee benefits that are substantially comparable in the aggregate to those currently provided to Joy Global employees.
•	Of course, it is early in this process and more details with respect to future compensation and benefit matters will be determined and communicated to you as they are finalized.

12.	What happens to the Joy Global stock that I own?
•	Those of you who own stock in Joy Global will receive $28.30 in cash for each share of common stock you own at closing.

13.	Where will the combined company's stock trade?
•	Following the close of the acquisition, which we expect by mid-2017, Joy Global shares will be delisted from the NYSE and will no longer be publicly traded.
•	Komatsu will continue to trade on the Tokyo Stock Exchange under the ticker 6301.

14.	How will this acquisition benefit customers?
•
We believe this is the right partnership to meet the evolving needs of our customers while furthering our ability to lead the mining industry with game-changing technologies and best-in-class products.

•
Complementary products and services will help strengthen the combined company's position and give it the ability to offer a broad line of systems and solutions across a wider scope of mining and construction applications.

•	Joy Global and Komatsu share the fundamental strategies of direct sales and service, as well as optimizing customer operations using connected data systems, analytics and automation.
•	The combination will enhance our ability to use data and information to help customers.
•	In addition, Komatsu plans to leverage both companies' leading technologies to pursue product and service innovation that enhances mine safety and productivity.

15.	What can we say to people outside the company?
•
Please do not speculate or offer opinions when responding to inquiries from customers / business partners / suppliers. The messages provided below for each stakeholder have been reviewed and approved by the executive management team and our legal advisors.

16.	What can we tell our customers?
•	You can tell customers that we believe that this acquisition is a good opportunity that will have meaningful benefits for all of our stakeholders, including our valued customers.
•	Here's an example of a statement:

"We are in the beginning stages of this process and many of the details have yet to be worked out. Until the acquisition closes, we will continue to operate as two separate, standalone companies. Rest assured, we are committed to providing you with the same outstanding service and high-quality products and solutions that you have come to expect from us. Our team will provide updates as we have more information."

17.	What can we tell our distributors, suppliers, business and community partners?
•	Here's an example of a statement:

"We are in the beginning stages of this process and many of the details have yet to be worked out. Rest assured, our contracts and commitments remain in place and it is business as usual at Joy Global. Our team will provide updates as we have more information."

18.	What should I say if contacted by the media?
•	Aside from the designated company spokespeople, no one is authorized to speak publicly or communicate externally on the Company's behalf.
•
Consistent with our existing policy, please refer all media to Caley Clinton, Manager of PR and Advertising at +1-414-712-9728 or caley.clinton@joyglobal.com. Inquiries from analysts and investors should be directed to Sandy McKenzie at +1-414-319-8506 or sandy.mckenzie@joyglobal.com.

19.	Can I reach out to people I know at Komatsu?
•
You should not speak with Komatsu employees outside of normal interactions and you should not discuss business transactions or speculate on any integration details with anyone you may know from Komatsu. Any conversations outside the normal course of business must be cleared by our legal department.

•	Until the acquisition closes, our two companies will remain separate, standalone organizations.
•	More details about how to interact with Komatsu will be communicated in the coming weeks.

20.	Where can I find out more information?
•	Public materials, including the press release, have been posted to the Joy Global website.
•	In addition, we are scheduling regional town hall meetings for employees.
•	In the near future, we will be posting additional materials in all languages for employees to reference when interacting with customers, suppliers, distributors, community partners, etc.
•	You will receive updates through global email announcements and JGN. We are also working on a way for employees to raise questions and concerns throughout the process.
•	We are committed to keeping you informed of important milestones throughout the acquisition process.

Additional Information and Where to Find It
Joy Global Inc. ("Joy Global") intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Joy Global stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC's website at www.sec.gov.

Certain Information Concerning Participants
Joy Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Joy Global investors and security holders in connection with the contemplated transactions. Information about Joy Global's directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC's website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Joy Global intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking information about Joy Global, Komatsu Limited and Komatsu America Corporation and the proposed transaction.  Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "intend" or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Joy Global and its subsidiaries.  Joy Global cautions readers not to place undue reliance on these statements.  These forward-looking statements are subject to a variety of risks and uncertainties.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  Such risks and uncertainties include the following:  the failure to obtain Joy Global stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Joy Global and its management; the effect of announcement of the transaction on Joy Global's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of commodities; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Joy Global's information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Joy Global's Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Joy Global's Quarterly Reports on Form 10-Q and other documents filed by Joy Global with the SEC after the date thereof.  Joy Global makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.